NAME OF REGISTRANT:
Franklin Multi-Income Trust
File No. 811-5873

EXHIBIT ITEM No. 77C:  Submission of matters to a vote of security holders.




FRANKLIN MULTI-INCOME TRUST

MINUTES OF THE ANNUAL SHAREHOLDERS' MEETING

September 7, 2000




The Annual Shareholders' Meeting of Franklin Multi-Income Trust (the "Fund") was held on September 7, 2000 at 2:00 p.m. at the offices of the Fund, 777 Mariners Island Boulevard, San Mateo, California 94404.

Christopher Molumphy presided at the Meeting and David P. Goss acted as Secretary. Mr. Molumphy appointed Joyce L. Sanns to serve as Inspector of Election.

The reading of the "Notice of 2000 Annual Shareholders' Meeting" dated July 31, 2000 was waived. Mr. Molumphy indicated that the Notice of the Meeting and the accompanying Proxy Statement would be entered into the Minutes of the Meeting.

An alphabetical list of shareholders entitled to vote at the Meeting and the proxies which had been executed by the shareholders were then presented. The Inspector of Election reported that on the record date, July 6, 2000, there were 5,857,600 shares of the Fund issued, outstanding and entitled to vote at the Meeting, and that a majority of such shares was represented by proxy at the Meeting and there was the quorum needed to transact the business of the Meeting.

The Chairman then called for voting on the matters set forth in the Proxy Statement. Ms. Sanns, then reported that on the questions, the voting was as follows:

1. Regarding the proposal to elect nominees for Trustees:



Trustees

Shares
For
% of
Outstanding
Shares
Robert F. Carlson
S. Joseph Fortunato
Frank W.T. LaHaye
4,785,295.522
4,785,071.522
4,789,345.522
81.694%
81.690%
81.763%

2.	Regarding the proposal to ratify the selection of PricewaterhouseCoopers
LLP, as independent auditors for the Fund's fiscal year ending March 31, 2001:


Shares
For

Shares
Against
4,970,787.433
26,196.880


3. Regarding the proposal to grant the proxyholders the authority to vote upon any other business that may properly come before the Meeting or any adjournments thereof:


Shares
For

Shares
Against
4,667,574.122
261,076.130


There being no further business to come before the Meeting, upon motion duly made, seconded and carried, the Meeting was adjourned.



Dated:  September 7, 2000							__________________________
										             David P. Goss
										           Acting Secretary
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